Exhibit 10.1

Supplemental Agreement

Letter of Intent of Share Purchase

Transferor: Li Dongxiang; Zeng Xianguang (the “Transferor”)

Transferee: Shenzhen Digital Image Technologies Co., Ltd. (“SDIT”)

Witness: Hubei Tongjin (Shenzhen) Law Firm (the “Witness”)

After friendly negotiation between the Transferor and SDIT (the “Parties”), the Parties agreed to enter into this Supplemental Agreement (the “Agreement”), which amends the Letter of Intent of Share Purchase (the “Letter of Intent”) dated September 26, 2011. The supplemental agreement is the following:

1.	Li Dongxiang, Zeng Xianguang, Chen Jiasong, Gu Rui, and Long Yan (the “Five Individuals”) of Guangzhou FanYuTuo 3D Technology Co., Ltd. (“Guangzhou”), hereby promised to work at Shenzhen Digital Image Technologies Co., Ltd. for at least three (3) years. Among the Five Individuals, Li Dongxiang and Zeng Xianguang are former shareholders of Guangzhou, and Chen Jiasong, Gu Rui, and Long Yan are former employees of Guangzhou.

2.	Li Dongxiang and Zeng Xianguang shall be paid through the Witness according to the following:
a.	50% of total acquisition price stipulated in the Letter of Intent will be paid through the Witness to Li Dongxiang and Zeng Xianguang herein within five(5) business days upon execution of this agreement;
b.	30% of total acquisition price stipulated in the Letter of Intent will be paid through the Witness to Li Dongxiang and Zeng Xianguang herein, within five(5) business days immediately after completion of two (2) years of employment of the said Five Individuals for SDIT;
c.	The remainder of 20% will be paid through the Witness to Li Dongxiang and Zeng Xianguang herein within five (5) business days immediately after completion of three (3) years of employment of the said Five Individuals for SDIT.
3.	If any of the said Five Individuals resigns from SDIT within three years during the period of the agreement, the purchase price described in the Agreement will not establish.
4.	This agreement shall be deemed as an inseparable part of the original agreement once it comes into effect. It has the same legal force as the original agreement. This Agreement shall govern if there is any conflict between this Agreement and the original agreement.
5.	This agreement is prepared in six (6) copies with the same legal force for the following: the registration office, the Witness, the two shareholders, Guangzhou FanYuTuo 3D Technology Co., Ltd., and Shenzhen Digital Image Technologies Co., Ltd.
6.	This agreement will come into effect upon the signing of the transferor and SDIT.
7.	Unless otherwise specified, all terms in this Agreement shall have the same definition as defined in the Letter of Intent dated September 26, 2011.

Transferor: Zeng Xianguang Li Dongxiang

Transferee: Shenzhen Digital Image Technologies Co., Ltd. (seal)

Witness: Hubei Tongjin (Shenzhen) Law Firm (seal)

Date: